UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TOON	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On October 23, 2023, as a cost saving measure, the audit committee (the “Audit Committee”) of the board of directors of Kartoon Studios, Inc. (the “Company”) dismissed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm and approved replacing them with Mazars USA LLP.

The reports of Baker Tilly on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Additionally, during the years ended December 31, 2022 and 2021 and through the date of this Current Report on Form 8-K, there were no disagreements between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of material weaknesses in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022, and 2021, respectively and in Part I, Item 4A of the Company’s Quarterly Reports for the quarters ended March 31, 2023 and June 30, 2023. The material weaknesses related to insufficient segregation of duties on certain controls or processes, limited resources to design and implement internal control procedures to support financial reporting objectives, failure to appropriately evaluate revenue recognition under ASC 606 for the Company’s advertisement supported video on demand and subscription video on demand revenue streams for contracts with streaming platforms, lack of risk assessment procedures on internal controls to detect financial reporting risks in a timely manner, and insufficient procedures and documentation related to review type controls and information technology controls including complex transactions such as business combinations. The material weaknesses identified did not result in the restatement of any previously reported financial statements or any related financial disclosure, nor did management believe that it had any effect on the accuracy of the Company’s financial statements for the reporting periods covered in such reports. Baker Tilly discussed each of these reportable events with the Audit Committee, and the Company has authorized Baker Tilly to respond fully to the inquiries of Mazars (as defined below) concerning the subject matter of each such reportable event.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Baker Tilly with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Commission and requested Baker Tilly furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 27, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On October 25, 2023, the Audit Committee appointed Mazars USA LLP (“Mazars”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023, effective immediately.

During the Company’s two most recent years ended December 31, 2022 and 2021, and the subsequent interim period from January 1, 2023, to October 25, 2023, neither the Company nor anyone on its behalf consulted Mazars regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Mazars concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from Baker Tilly US, LLP, dated October 27, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARTOON STUDIOS, INC..

Date: October 27, 2023	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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